UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 October 21, 2014

Date of Report (Date of earliest event reported)

Perpetual Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-187134	71-103-2898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

#110, 5-8720 Macleod Trail South, Calgary, Alberta,	T2H 0M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 214-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2014, the registrant entered into a twelve month non-exclusive public relations campaign agreement with Interlinked for a total value of $220,500 consisting of (i) monthly cash payments of $2,500 and (ii) 254,000 shares of the registrant’s common stock issued up front, valued at $0.75 per share and $190,500 in total. There is no material relationship between Interlinked and the registrant or its affiliates, other than in respect of said agreement.

Item 8.01 Other Items.

Attached as Exhibit 99.1 is a copy of a press release of Perpetual Industries Inc., dated November 10, 2014, reporting its annual campaign agreement with Interlinked.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description

99.1	Press release dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUAL INDUSTRIES INC.

Date: November 10, 2014	By:	/s/ Brent W. Bedford
Chairman, President and CEO